                                 Exhibit 11.0
                             Roslyn Bancorp, Inc.
                Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)


                                                                      Three Months               Three Months
                                                                         Ended                      Ended
                                                                        June 30,                   June 30,
                                                                          1999                       1998
                                                                ----------------------     -----------------------
Net income                                                       $              24,258      $               23,067
                                                                ----------------------     -----------------------

Weighted average common shares outstanding                                  73,512,960                  72,286,485
                                                                ----------------------     -----------------------

Basic earnings per common share                                  $                0.33      $                 0.32
                                                                ======================     =======================

Weighted average common shares outstanding                                  73,512,960                  72,286,485

Potential common stock due to dilutive effect of stock options               1,181,253                   2,112,469
                                                                ----------------------     -----------------------

Total shares for diluted earnings per share                                 74,694,213                  74,398,954
                                                                ----------------------     -----------------------

Diluted earnings per common share                                $                0.32      $                 0.31
                                                                ======================     =======================

                                                                       Six Months                  Six Months
                                                                         Ended                       Ended
                                                                        June 30,                    June 30,
                                                                          1999                        1998
                                                                ----------------------      ----------------------
Net (loss)/income                                                $             (34,424)     $               46,126
                                                                ----------------------      ----------------------

Weighted average common shares outstanding                                  72,680,830                  72,945,659
                                                                ----------------------      ----------------------

Basic (loss)/earnings per common share                           $               (0.47)     $                 0.63
                                                                ======================      ======================

Weighted average common shares outstanding                                  72,680,830                  72,945,659

Potential common stock due to dilutive effect of stock options               1,186,963                   1,977,814
                                                                ----------------------      ----------------------

Total shares for diluted earnings per share                                 73,867,793                  74,923,473
                                                                ----------------------      ----------------------

Diluted (loss)/earnings per common share                         $               (0.47)     $                 0.62
                                                                ======================      ======================